                                                                  Exhibit 5.1(b)


                                                               February 15, 2001


HomeSide Lending Inc.
7301 Baymeadows Way
Jacksonville, FL  32256

Ladies and Gentlemen:

     I am General Counsel and Executive Vice President of HomeSide Lending, Inc., a Florida corporation (the "Company"). The Company is registering under the Securities Act of 1933, as amended (the "Act"), $1,000,000,000 aggregate principal amount of debt securities pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (File Number 333-54684) (the "Registration Statement"). The debt securities are being issued pursuant to an indenture in the form filed as an exhibit to the registration statement on Form S-3 (File Number 333-45603) filed by the Company with the Securities and Exchange Commission (the "Indenture").

     As such counsel, I have examined such corporate records, certificates and other documents of or relating to the Company as I have deemed necessary as a basis for the opinions hereinafter expressed. I have assumed the genuineness of all signatures (other than those executing officers of the Company), the authenticity of all original or certified copies and the conformity to original or certified copies of all copies submitted to me as conformed or reproduction copies. I have also assumed, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise) and have been executed and delivered by such parties and that such agreements or instruments are valid, binding and enforceable obligations of such parties.

     I am a member of the bar of the State of Florida. I express no opinion herein as to the laws of any jurisdiction other than the laws of the State of Florida.

     Based upon the foregoing, subject to the limitations set forth herein and having regard for such legal considerations as I deem relevant, I am of the opinion that: (i) the Company is a corporation duly organized and validly existing under the laws of the State of Florida, and (ii) the Notes (as defined in the Prospectus forming a part of the Registration Statement) have been duly authorized by all requisite action (corporate or otherwise) by the Company.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this opinion under the caption "Validity of the Notes" in the Prospectus forming a part of the Registration Statement.

     The opinions expressed herein are solely for your benefit and may not be relied upon in any manner or for any purpose by any other person and may not be quoted in whole or in part without my prior written consent, except that Hutchins, Wheeler & Dittmar, A Professional Corporation and Brown & Wood LLP may rely on this opinion as to matters of Florida law in rendering their opinions of even date herewith.

                                       Very truly yours,

                                       /s/ Robert J. Jacobs
                                       --------------------------------
                                       Robert J. Jacobs
                                       Executive Vice President,
                                          Secretary and General Counsel
                                       HomeSide Lending Inc.